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                                                                     EXHIBIT 8.2


                 [LETTERHEAD OF WACHTELL, LIPTON, ROSEN & KATZ]




November 12, 1999





MCN Energy Group Inc.
500 Griswold Street
Detroit, MI  48226

Ladies And Gentlemen:

          Reference is made to the Registration Statement on Form S-4 (the "Registration Statement") of DTE Energy Company, a Michigan corporation ("DTE"), relating to the merger (the "Merger") of MCN Energy Group Inc., a Michigan corporation, with and into DTE Enterprises, Inc., a Michigan corporation and a wholly owned subsidiary of DTE.

          We have participated in the preparation of the discussion set forth in the section entitled "MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER" in the Registration Statement. In our opinion, such discussion, insofar as it relates to the United States federal income tax consequences of the Merger, is accurate in all material respects.

          We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                    Very truly yours,


                                    /S/ WACHTELL, LIPTON, ROSEN & KATZ


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